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                                                                   EXHIBIT 10.14



                         SUPERIOR ENERGY SERVICES, INC.
                              DIRECTORS' STOCK PLAN

         1. Purpose. The purpose of the Directors' Stock Plan (the "Plan") of Superior Energy Services, Inc., a Delaware corporation ("Superior"), is to encourage ownership of Superior common stock by members of the Board of Directors in order to promote an identity of interests with Superior's stockholders.

         2. Effective Date and Term of Plan. The Plan shall become effective on such date as it is approved by the Chairman of the Board of Directors of Superior as indicated on the last page hereof and shall remain in effect until terminated by the Board of Directors.

         3. Stock Subject to the Plan. There are authorized for issuance and delivery under the Plan an aggregate of 25,000 shares of common stock, $.001 par value per share (the "Common Stock"), subject to adjustment as provided in
Section 7 hereof. Such shares may be, in whole or in part, authorized but unissued shares or issued shares that have been reacquired by Superior.

         4. Plan Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board. The Committee shall have full and final authority to interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary and advisable for the administration of the Plan. Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive.

         5. Eligibility. Any member of the Board who is not an employee of Superior or any of its subsidiaries (a "Director") may participate in the Plan.

         6. Payment of Director Compensation in Stock.

                  6.1 Each Director may make an election (the "Election") to have up to 100% of his or her Compensation (as hereinafter defined), in 25% increments, paid in shares of Common Stock, rather than in cash. "Compensation" means the annual retainer and any meeting fees paid to a Director by Superior, but does not include expense reimbursements.

                  6.2 An Election will be effective beginning on the first day of the month following the date a signed election form is filed with the Committee in the manner required by the Committee, unless a later effective date is specified on the election form. An Election may be revoked or modified effective on the first date that Compensation is paid following the date the revocation or modified election is filed with the Committee in the manner required by the Committee.

                  6.3 Number of Shares Issued. If a Director has timely submitted an election form, the Director shall be issued at the end of each calendar quarter, commencing with the end of the first calendar quarter after an Election, that number of shares of Common Stock calculated by dividing the amount of the Director's Compensation for that period elected to be paid in Common Stock by the Fair Market Value (as hereinafter defined) of the Common Stock for that calendar quarter. "Fair Market Value" means the average price of the Common Stock for the calendar quarter used in determining Superior's earning per share in accordance with generally accepted accounting principles. The Director will be paid cash for any fractional shares.





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         7. Adjustments. In the event of any change in the outstanding shares of
Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares, or other similar change in corporate structure or change affecting the capitalization of Superior, an equitable adjustment shall be made to the number and kind of shares issuable under the Plan as is necessary or appropriate in the Committee's discretion, to give proper effect to such corporate action.

         8. No Right to Continue as a Director. Neither the Plan nor any action taken pursuant to the Plan, shall constitute evidence of any agreement or understanding, express or implied, that Superior will retain a participant as a Director for any period of time, or at any particular rate of compensation.

         9. Amendment, Modification, and Termination. The Board at any time may terminate and in any respect amend or modify the Plan; provided, however, that the Board of Directors shall condition any amendments on the approval of shareholders if such approval is necessary or advisable with respect to securities, tax or other applicable law. No amendment, modification or termination of the Plan shall in any manner adversely affect the rights of any participant with respect to shares of Common Stock to which he or she became entitled prior to such amendment, modification or termination.

         10. Restrictions on Delivery and Sale of Shares. Each share of Common Stock purchased through the Plan is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of such shares upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the purchase or delivery of shares thereunder, the delivery of any or all shares may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock purchasable or otherwise deliverable hereunder, the Director shall as a condition to any delivery of Common Stock hereunder, represent, in writing, that the shares received are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless Superior shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws.

         11. Non-alienation of Benefits. Other than with regard to the death of a Director, no benefit shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Director, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Director.

ADOPTED EFFECTIVE AS OF APRIL 30, 2000:

          /s/ Terence E. Hall
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               Terence E. Hall
            Chairman of the Board



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